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                                 EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the references to our firm under the captions "Selected Historical and Pro Forma Financial Data" and "Experts" and to the use of our reports dated January 31, 1997 with respect to the consolidated financial statements and schedules of Silgan Holdings Inc. included in Amendment No. 4 to the Registration Statement (Form S-2, No. 333-11989) and related Prospectus of Silgan Holdings Inc. for the registration of 3,700,000 shares of its common stock.

                                    /s/ ERNST & YOUNG LLP


Stamford, Connecticut

February 3, 1997